UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 17, 2023

MasterCraft Boat Holdings, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37502	06-1571747
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Cherokee Cove Drive
Vonore, Tennessee		37885
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 423 884-2221

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	MCFT	The Nasdaq Stock Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On October 17, 2023, MasterCraft Boat Holdings, Inc. (the "Company") held its annual meeting of stockholders. At the annual meeting, three proposals were submitted to the Company's stockholders. The final voting results were as follows:

Proposal 1: The Company's stockholders elected the eight nominees named in the Company's Proxy Statement for the annual meeting to serve a one-year term expiring at the Company's 2024 annual meeting of stockholders. The voting results are set forth below.

Nominees	For	Against	Withheld	Non-Votes

W. Patrick Battle	14,133,535	90,031	20,263	692,652
Jaclyn Baumgarten	14,138,608	102,018	3,203	692,652
Frederick A. Brightbill	13,996,605	243,997	3,227	692,652
Donald C. Campion	13,905,505	335,111	3,213	692,652
Jennifer Deason	14,167,335	72,399	4,095	692,652
Roch Lambert	13,809,904	430,692	3,233	692,652
Peter G. Leemputte	14,151,547	88,970	3,312	692,652
Kamilah Mitchell-Thomas	14,151,993	71,593	20,243	692,652

Proposal 2: The Company's stockholders ratified the appointment of Deloitte & Touche LLP to serve as the Company's independent registered accounting firm for the fiscal year 2024. The voting results are set forth below.

For	Against	Withheld
14,928,389	5,150	2,942

Proposal 3: The Company's stockholders approved, on an advisory basis, the compensation of the Company's name executive officers. The voting results are set forth below.

For	Against	Withheld
14,105,166	133,243	5,420

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is being furnished as part of this report:

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASTERCRAFT BOAT HOLDINGS, INC.

Date:	October 17, 2023	By:	/s/TIMOTHY M. OXLEY
Timothy M. Oxley Chief Financial Officer, Treasurer and Secretary